Exhibit 10.11

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

                , 2006

Danash Investment and Management Ltd.

Yahalom Tower, 28th Floor

3a Zabotinski Street

Ramat Gan 52520

Israel

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering of the securities of Israel Growth Partners Acquisition Corp. (“Company”) and continuing until (the “Termination Date”) the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation, Danash Investment and Management Ltd. shall make available to the Company certain office and administrative services as may be required by the Company from time to time, situated at Yahalom Tower, 3a Zabotinski Street, Ramat Gan 52520 Israel. In exchange therefore, the Company shall pay Danash Investment and Management Ltd. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours, ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:
Name: Matty Karp Title: Chairman

AGREED TO AND ACCEPTED BY: Danash Investment and Management Ltd.

By:
Name: Dror Gad Title: